Exhibit 21.1

SUBSIDIARIES OF KENEXA CORPORATION

Subsidiary of Kenexa Corporation

1.                Kenexa Technology, Inc. (a Pennsylvania corporation)

Subsidiaries of Kenexa Technology, Inc.

1.                Kenexa Limited (an English private limited liability company)

2.                Kenexa Technologies Private Limited (an Indian private limited company)

3.                Devon Royce, Inc. (a Pennsylvania corporation)

4.                Kenexa Care, Inc. (a Pennsylvania corporation)

5.                Nextworx, Inc. (a Pennsylvania corporation)

6.                Kenexa Technology Canada Inc. (a corporation formed under the laws of the Province of British Columbia)

7.                Kenexa Recruiter, Inc. (a Delaware corporation)

8.                Kenexa Government Solutions, Inc. (a Colorado corporation)

9.                Kenexa Puerto Rico Inc., (a Puerto Rico corporation)

10.         Psychometrics Services Limited, (a United Kingdom private limited company)

11.         Kenexa BrassRing, Inc. (a Delaware corporation)

12.         BrassRing Holdings BV (a Netherlands entity)

13.         BrassRing Asia Pacific Limited  (a Hong Kong private company limited by shares)

14.         BrassRing Canada, Inc. (a Canada corporation)

15.         BrassRing BV (a Netherlands entity)

16.         BrassRing GmgH Messeveranstalter und Medienagentur (a German entity)

17.         BrassRing Limited (a United Kingdom private limited company)